UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2014

Independence Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina                                333-121485                                    20-1734180

             (State or other

                              (Commission

            (I.R.S. Employer

             jurisdiction of

                               File Number)

            Identification No.)

             incorporation)

500 East Washington Street, Greenville, South Carolina, 29601

(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:  (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) – Compensatory Arrangements of Certain Officers.

On December 19, 2014, Independence Bancshares, Inc. (the “Company”), Independence National Bank, a national bank and wholly-owned subsidiary of the Company (the “Bank” and together with the Company, “Independence”) entered into an agreement with Martha L. Long, Independence’s Chief Financial Officer, relating to her compensation and other benefits upon a change of control relating to the Company or the Bank.

The foregoing description of Ms. Long’s agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(c)

Exhibits.

The following exhibit is filed as part of this report:

Exhibit

Number

Description

Exhibit 10.1

Change in Control Agreement by and between Independence Bancshares, Inc., Independence National Bank, and Martha L. Long, dated December 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

Dated: December 29, 2014

By:      /s/ Martha L. Long

Name:  Martha L. Long

Title:    Chief Financial Officer

Exhibit Index

Exhibit

Number

Description

Exhibit 10.1

Change in Control Agreement by and between Independence Bancshares, Inc., Independence National Bank, and Martha L. Long, dated December 19, 2014.